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                                                                    EXHIBIT 16.1





December 17, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:


We have read the statements made by United Investors Realty Trust (copy attached), which has been filed with the Commission, pursuant to Item 11(i) of Form S-11, as part of the Company's Amendment No. 1 to Form S-11. We agree with the statements concerning our Firm in such Amendment No. 1 to Form S-11. However, we have no basis to agree or disagree with the statements made about events subsequent to our dismissal.


Very truly yours,


/s/ COOPERS & LYBRAND, L.L.P.
-----------------------------
Coopers & Lybrand L.L.P.
Houston, Texas